EXHIBIT (10) (XXii)

                      SUBSIDIARY PLEDGE AGREEMENT


THIS SUBSIDIARY PLEDGE AGREEMENT made as of this 7th day of June, 1994 (this "Agreement"), is between MILWAUKEE ELECTRIC TOOL CORPORATION, a Delaware corporation having its principal place of business and chief executive office at 13135 West Lisbon Road, Brookfield, Wisconsin 5300S,
("Pledgor") and HELLER FINANCIAL, INC., a Delaware corporation, having an office at 500 West Monroe Street, Chicago, Illinois 60661, as Agent on behalf of Agent and the Lenders under the Credit Agreement (in such capacity as Agent on behalf of the Lenders, "Pledgee").

WHEREAS, Pledgor is the legal and beneficial owner of 98% of the issued and outstanding capital stock of Milwaukee Electric Tool, S.A. de C.V., a Mexico corporation organized under the laws of Mexico (the "Subsidiary"), all of which stock is described on Exhibit A hereto;

WHEREAS, Pledgee and Pledgor have entered into that certain Credit Agreement dated as of December 31, 1991 (as the same may have been heretofore amended or as may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, the Pledgor has received, and may hereafter receive, loans and other financial accommodations from the Pledgee under the Credit Agreement, as a result of which it has incurred, and expect simultaneously with the delivery of this Agreement to, and will hereafter, incur, "Obligations" (as that term is defined in the Credit Agreement) to the Pledgee;

WHEREAS, Pledgor wishes to grant further security and assurance to Pledgee, in order to secure the performance of its Obligations under the Credit Agreement and the other Loan Documents, and to that effect to pledge to Pledgee sixty-five percent (65%) of the present and future capital stock of the Subsidiary owned by Pledgor;

NOW, THEREFORE, in consideration of the premises and in order to induce the Pledgee to make the loans under the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Pledgee, as follows:

1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement.

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2. Pledge. Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Pledgee, under the Credit Agreement, a first lien on and first security interest in sixty-five percent (65%) of the outstanding capital stock of the Subsidiary (the "Pledged Shares"), all other property hereafter delivered to Pledgor in substitution for or in addition to the Pledged Shares and in all proceeds thereof, and any other property of Pledgor, as described in Section 4 below or otherwise hereunder, now or hereafter delivered to, or in the possession or in the custody of, Pledgee and any and all proceeds thereof, as collateral security for (i) the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of all the Obligations of Pledgor regardless of whether the Credit Agreement shall have terminated; and (ii) the due and punctual payment and performance by Pledgor of its obligations and liabilities under, arising out of or in connection with this Agreement (all of the foregoing being referred to hereinafter, collectively, as the "Liabilities"). All of the outstanding capital stock of the Subsidiary is presently represented by the stock certificates listed on Exhibit A hereto; and stock certificates representing not less than sixty-five percent (65%) of such capital stock, with undated stock powers duly executed in blank by Pledgor, are being delivered to Pledgee simultaneously herewith. Pledgee shall maintain possession and custody of the certificates representing the Pledged Shares in accordance with Section 5 below and shall return the Pledged Shares in accordance with said section.

3. ReDresentations and Warranties of Pledgor. Pledgor represents and warrants to Pledgee that:

(a) Exhibit B sets forth (i) the authorized capital stock of the Subsidiary; and (ii) the number of shares of capital stock of the Subsidiary that are issued and outstanding as of the date hereof and the number of shares of capital stock of the Subsidiary held in its treasury. Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Shares, and such shares, and all other capital stock of the Subsidiary, are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever, except the liens and security interests created by this Agreement;

(b) Pledgor has full corporate power, authority and legal right to execute the pledge provided for herein and to pledge the Pledged Shares to Pledgee;

(c) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable i n accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

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(d) there are no outstanding options, warrants or other agreements with respect to the Pledged Shares and there are no outstanding options, warrants or other agreements with respect to any other shares of capital stock, or rights with respect to capital stock of the Subsidiary;

(e) the Pledged Shares have been duly and validly authorized and issued, are fully paid and nonassessable and represent sixty-five percent (65%) of the issued and outstanding shares of capital stock of the Subsidiary;

(f) no consent, approval or authorization of or designation or filing with any authority on the part of Pledgor or otherwise is required in connection with the pledge and security interest granted under this Agreement;

(g) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation, or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the charter or by-laws of Pledgor or the Subsidiary or of any securities issued by Pledgor or the Subsidiary or of any material mortgage,indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor or the Subsidiary is a party or which purports to be binding upon Pledgor or the Subsidiary or upon any of their respective assets, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor or the Subsidiary except as contemplated by this Agreement; and

(h) the pledge, assignment and delivery of such Pledged Shares pursuant to this Agreement creates a valid first lien on and a first perfected security interest in such Pledged Shares and the proceeds thereof in favor of Pledgee subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Shares. Pledgor covenants and agrees that it will defend Pledgee's right, title and security interest in and to the Pledged Shares and the proceeds thereof against the claims and demands of all persons whomsoever.

4. Stock Dividends. Distributions. Etc. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any stock certificate evidencing capital stock of the Subsidiary
(including, without limitation, any such certificate representing a stock dividend or a stock distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), or any options or rights to acquire any capital stock of the Subsidiary, whether as an addition to, in substitution for, or in exchange for any of the Pledged Shares, or otherwise, Pledgor agrees to accept the same as Pledgee's agent and to hold the same in trust for Pledgee, and to deliver the same forthwith
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to Pledgee in the exact form received, with the endorsement of Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by Pledgee subject to the terms hereof, as additional collateral security for the Liabilities. In case any distribution of capital shall be made on or in respect of the Pledged Shares or any property shall be distributed upon or with respect to the Pledged Shares pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall, subject to Section 5 below, be delivered to Pledgee to be held by it as additional collateral security for the Liabilities. All sums of money and property so paid or distributed in respect of the Pledged Shares which are received by Pledgor shall, until paid or delivered to Pledgee, be held by Pledgor in trust as additional collateral security for the Liabilities.

5. Administration of Securitv. The following provisions shall govern the administration of the Pledged Shares:

(a) so long as no Event of Default has occurred and is continuing and until Pledgor has received notice from Pledgee as provided hereinbelow, pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 8 below) (i) to vote or consent with respect to the Pledged Shares and otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement, the Credit Agreement, or any note, document or instrument delivered or to be delivered pursuant to or in connection with the Credit Agreement; and (in) to receive cash dividends or other distributions made in respect of the Pledged Shares. Pledgor hereby grants to Pledgee or its nominee an irrevocable proxy to exercise all voting and corporate rights relating to the Pledged Shares in any instance, including, without limitation, to approve any merger or amalgamation involving the Subsidiary as a constituent corporation, which proxy shall be effective upon five (5) Business Days' prior written notice to Pledgor after the occurrence of an Event of Default and shall remain in effect for so long as such Event of Default is continuing. After the occurrence and during the continuance of an Event of Default and upon five
(5) Business Days' prior written notice to Pledgor after request of Pledgee, Pledgor agrees to deliver to Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Shares as Pledgee may request.

b) Upon the occurrence and during the continuance of an Event of Default, in the event that Pledgor, as record and beneficial owner of the Pledged Shares, shall have received or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, Pledgor shall deliver to Pledgee and Pledgee shall be entitled to receive and retain, all such cash or other distributions as additional security for the Liabilities.

(c) Subject to any sale or other disposition by Pledgee of the Pledged Shares or other property pursuant to this Agreement, upon full payment,

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satisfaction and termination of all of the Liabilities and the termination pursuant to Section 14 hereof of the liens and security interests hereby granted, the Pledged Shares and any other property then held as part of the Pledged Shares in accordance with the provisions of this Agreement shall be returned to Pledgor.

6. Rights of Pledgee. The Pledgee shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Pledgee be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Shares held by Pledgee hereunder may, if an Event of Default has occurred and is continuing, upon five (5) Business Days prior written notice to Pledgor, be registered in the name of Pledgee or its nominee and Pledgee or its nominee may thereafter exercise all voting and corporate rights at any meeting with respect to the Subsidiary and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Shares upon, the merger, consolidation, reorganization, recapitalization or other readjustment with respect to the Subsidiary or upon the exercise by the Subsidiary or Pledgee of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may reasonably determine, all without liability except to account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

7. Remedies. Upon the occurrence and during the continuance of an Event of Default, Pledgee without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Shares, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of (including the disposition by merger) and deliver said Pledged Shares, or any part thereof, in one or more portions at public or private sale or sales or transactions, at any exchange, broker's board or at any of Pledgee's offices or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Pledgee upon any such sale or sales, public or private, to purchase the whole or any part of said Pledged Shares so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released. Pledgee shall apply the net

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proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the safekeeping or otherwise of any and all of the Pledged Shares or in any way relating to the rights of the Pledgee hereunder, including reasonable attorneys' fees and legal expenses, first to the payment, in whole or in part, of the Obligations incurred under or pursuant to the Credit Agreement in such order
(unless a court of competent jurisdiction shall otherwise direct) as Pledgee may elect. To the maximum extent permitted by law, Pledgor shall remain liable for any deficiency remaining unpaid after such application. Only after so paying over such net proceeds and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-504(1) (c) of the Uniform Commercial Code of the State of Illinois, need Pledgee account for the surplus, if any, to the Pledgor. Pledgor agrees that Pledgee need not give more than ten days notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice shall constitute reasonable notification of such matters. No notification need be given to Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to Pledgee in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations or the Liabilities, the Pledgee shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Illinois and under any other applicable law. Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Shares are insufficient to pay all amounts to which the Pledgee is entitled, and the reasonable fees of any attorneys employed by the Pledgee to collect such deficiency and any other costs and expenses incurred by the Pledgee.

8. No Disposition. Etc. Without the prior written consent of Pledgee,
Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Shares or any other capital stock of the Subsidiary, nor will Pledgor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Shares or any other capital stock of the Subsidiary, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement. Without the prior written consent of Pledgee, Pledgor agrees that it will not vote to enable, and will not otherwise permit, the Subsidiary to (a) issue any stock or other securities of any nature in addition to or in exchange or substitution for the Pledged Shares or any other capital stock of the Subsidiary; or (b) dissolve, liquidate, retire any of its capital stock, reduce its capital or merge or consolidate with any other Person.

9. Sale of Pledged Shares. (a) Pledgor recognizes that Pledgee may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of a subsidiary) of any or all of the Pledged

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Shares as permitted hereunder by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), and applicable foreign or state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that any such private sale or disposition shall be deemed to be reasonable and affected in a commercially reasonable manner. Pledgee shall be under no obligation to delay a sale or disposition of any of the Pledged Shares in order to permit Pledgor or the Subsidiary to register such securities for public sale under the Act, or under applicable state or foreign securities laws, even if Pledgor or the Subsidiary would agree to do so.

(b) Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales or dispositions of any portion or all of the Pledged Shares valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions, all at Pledgor's expense, provided that Pledgor shall be under no obligation to take any action to enable any or all of the Pledged Shares to be registered under the provisions of the Act or to prepare and file a prospectus in connection therewith. Pledgor further agrees that a breach of any of the covenants contained in Sections 4, 5(b), 8, 9 and 10 will cause irreparable injury to the Pledgee, that the Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of Pledgee to seek and obtain specific performance of other obligations of Pledgor contained in this Agreement, that each and every covenant above referenced shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

(c) Pledgor further agrees to indemnify and hold harmless
Pledgee, its respective successors and assigns, each of Pledgee's officers, directors, employees and agents, and any Person in control of any thereof, from and against any loss, liability, claims damage and expense, including, without limitation, counsel fees
(in this paragraph collectively called the "Indemnified Liabilities"), under federal, state or foreign securities laws or otherwise insofar as such loss, liability, claims damage or expense (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering

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memorandum or in any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Shares or other Collateral unless such untrue statement of material fact was expressly provided in writing by Pledgee specifically for inclusion therein; or (ii) arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of Pledgee or any successors thereof, or any Person in control of any thereof In connection with a public sale or other distribution, Pledgor will provide customary indemnification to underwriters, their respective successors and assigns, their respective officers and directors and each Person who controls such underwriters (within the meaning of the Act). If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, Pledgor agrees to make maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of Pledgor under this clause (c) shall survive any termination of this Agreement.

(d) Pledgor further agrees to waive any and all rights of subrogation it may have against the subsidiary upon the sale or sales or dispositions of any portion or all of the Pledged Shares by Pledgee.

10. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor will execute and deliver all stock powers, financing statements and such further documents and do such further acts and things as Pledgee may reasonably request consistent with the provisions hereof in order to effect the purposes of this Agreement.

11. Severabilitv. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. No Waiver: Cumulative Remedies. Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Pledgee shall be valid unless in writing and signed by Pledgee and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any further occasion. No course of dealing between Pledgor and Pledgee and no failure to exercise, nor any delay in exercising on the part of Pledgee any right, power or privilege hereunder or under the Credit Agreement or the other Loan Documents shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or

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the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

13. Successors: Applicable Law. This Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the nghts and remedies of Pledgee hereunder, inure to the benefit of Pledgee and its successors and assigns, except that Pledgor shall not have any right to assign its rights or obligations under this Agreement or any interest herein without the prior written consent of Pledgee. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED
TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

14. Termination. This Agreement and the liens and security interests granted hereunder shall terminate upon full and complete performance and satisfaction of the Liabilities

15. Possession of Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Shares in the physical possession of Pledgee pursuant hereto, neither Pledgee nor any nominee shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Shares upon surrendering them to Pledgor.

16. Survival of Representations. All representations and warranties of Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.

17. Taxes and ExDenses. Pledgor will upon demand pay to Pledgee
(a) any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like) payable or ruled payable by any federal or state authority in respect of this Agreement, together with interest and penalties, if any;
and (b) all reasonable expenses, including the reasonable fees and expenses of counsel for Pledgee and of any experts and agents that Pledgee may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Shares; (ii) the exercise or enforcement of any of the rights of Pledgee hereunder; or (iiu) the failure of Pledgor to perform or observe any of the provisions hereof.

18. Agent Appointed Attornev-in-Fact. Pledgor hereby irrevocably appoints Pledgee, effective upon the occurrence and during the continuance of an Event of Default, as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee's discretion reasonably exercised, to take any action and to execute any

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instrument that Pledgee deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Shares or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

19. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, telexed or sent by overnight courier service or United States mail certified or registered and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy or telex, on the date of transmission if transmitted on a Business Day before 5:00 p.m. (Chicago time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two Business
Days after delivery to such courier properly addressed; or
(d) if by United States mail, four Business Days after depositing in the United States mail, with postage prepaid and oroserlv addressed.

    Notices shall be addressed as follows:

    (a) If to Pledgor:

Milwaukee Electric Tool Corporation
13135 West Lisbon Road
Brookfield, Wisconsin 53005
Attention: Dennis Schmidt, Controller and Chief Financial Officer

Telecopy: (414) 781-5359

With a copy to:

Skadden, Arps, Slate, Meagher & Flom
919 Third Avenue
New York, New York 10022-3897
Attention: Charles M. Fox, Esq. T
elecopy: (212) 735-2000

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(b) If to Pledgee:

Heller Financial, Inc.
500 West Monroe Street
Chicago, Illinois 60661
Attention: Portfolio Manager


                    Portfolio Organization

                    Corporate Finance Group Telecopy: (312) 441-7367

                    With a copy to:
                         Heller Financial, Inc.
                         500 West Monroe Street
                         Chicago, Elinois 60661
                         Attention: Legal Department


                         Corporate Finance Group

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 19. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

20. Changes in Writing. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Pledgor therefrom, shall in any event be effective without the written concurrence of Pledgee and Pledgor, and then only to the extent specifically set forth in such writing.

21. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

22. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing anv such counterpart

23. Entire Agreement. This Agreement embodies the entire agreement and understanding between Pledgor and Pledgee and supersedes all prior oral and written agreements and understandings between Pledgor and Pledgee relating to the subject matter hereof.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authonzed officers on the date first above written.



                                                   MILWAUKEE ELECTRIC TOOL
                                                   CORPORATION
                                                   By JEFFREY A. MERESCHUK
                                                   TITLE:TREASURER


                                           HELLER FINANCLAL, INC., as Agent

                                           By:ANDREW D. MAREK
                                           TITLE: VICE PRESIDENT


                                                   12

                                       EXHIBIT B
                               to Subsidiarv Pledge Agreement
                                   DESCRIPTION OF STOCK